ROYLE                                                                   EXH10-29


                      COOPERATION AGREEMENT BY AND BETWEEN:

John Royle & Sons (Royle), 1000 Cannonball Road, Pompton Lakes, New Jersey 07442 and, FiberCore Inc., 174 Charlton Road, P.O. Box 206, Sturbridge, Massachusetts 01566;

WHEREAS, Royle is a stockholder in FiberCore and Royle's principal owner is a director of FiberCore, the parties have agreed that it is necessary to define and agree on the terms of all business dealings between the parties.

THEREFORE, Royle and FiberCore have agreed to cooperate and to compensate each other in accordance with the articles of this agreement.

                                    Article 1

                   FiberCore Purchase of Equipment from Royle
                      Not for Sale to Third Parties or JVs

Royle agrees to provide a very favorable purchase price for FiberCore's initial order of a quantity of draw towers. The discount will be negotiated and agreed between the parties.

Subsequent FiberCore purchases of Royle manufactured equipment will be sold by Royle at market prices reduced by 10%.

                                    Article 2

                      Sale of Draw Towers to Third Parties

Royle agrees to pay FiberCore a 5% royalty on the selling price of fiber draw towers that are sold to third parties as compensation to FiberCore for provision of proprietary designs and process information for conveying to third party purchasers. FiberCore will be obligated to provide technology updates.

Royalty payments will only be required for sales of draw towers made within five years of the date of this agreement.

                                    Article 3

                      Fiber and Fiber Cable Joint Ventures

FiberCore agrees that Royle will have the right to enter into fiber cable JVs that commence with the fiber coloring operation and that FiberCore must obtain Royle's agreement before consummating a JV for the same purpose.

Royle agrees that FiberCore will have the right to enter into preform and fiber JVs and that Royle must obtain FiberCore's agreement before consummating a JV for the same purpose.

                                    Article 4

                           Payment of Fees/Commissions

Royle agrees to pay FiberCore a commission on equipment sales that are consummated as a result of FiberCore's initiation of inquiry. The commission amount could vary from 1% to 5%, depending upon FiberCore's involvement as a finder, negotiator, or enabler of the transaction, but must be discussed case by case.

FiberCore agrees to pay Royle a commission for the sale of FiberCore technology or products. The commission amount could vary from 1% to 5%, depending upon Royle's involvement as a finder, negotiator, or enabler of the transaction, but must be discussed case by case.

Each party agrees to pay a fee to the other party for acting as the intermediary for initiating, negotiating, and facilitating a fiber or fiber cable joint venture. The amount of the fee must be discussed case by case.

                                    Article 5

                       Confidentiality and Non-Disclosure

The parties agree to be bound by the Confidentiality and Non-Disclosure Agreement, Appendix 1 attached hereto.

                                    Article 6

                Non-Competition in Fiber and Fiber Cable Products

The parties agree that they will not compete in the marketplace in each other' s product lines .

FiberCore' s product lines are defined as technology and products of operations prior to fiber coloring.

Royle's product lines are defined as technology and equipment for operations including and subsequent to fiber coloring.

                                    Article 7

                                   Arbitration

This agreement shall be governed by and construed by the laws of the State of Vermont.

The parties agree that any disputes will initially be discussed in an effort to reach amicable settlement. In the event this fails the parties agree to settle disputes by arbitration whereby each party would select an arbitrator and a third arbitrator would be selected by agreement between the parties.

                                    Article 8

                                     Notices

This agreement may be modified only by written instrument executed by both parties.

All notices and reports pursuant to this agreement shall be sent to the addresses defined in this agreement. Any change in the address of either party must be notified to the other party.

                                    Article 9

                                    Validity

This agreement is the only agreement that exists between the parties.

This agreement will remain valid from the date of signing by both parties for a period of five years.

___/s/_____________________                  ___/s/_______________________
Mohd A. Aslami, President                    John C. Ramsey, President
FiberCore, Inc.                              John Royle & Sons

Date:  6/17/94                                        Date:  6/17/94

                                   APPENDIX 1

                  Confidentiality and Non-Disclosure Agreement

The parties will transfer to each other documents that may include, but not be limited to, know-how, specifications, drawings, engineering data, business plan and strategy, and customer lists and shall be considered confidential. The party receiving the information must retain it in confidence and assure that its employees, affiliates, subsidiaries, and subcontractors are obligated to the following terms and conditions:

1. The party receiving information agrees to keep confidential such information disclosed by the other party hereto which was not previously known to the recipient, or to the general public, or in the public domain prior to such disclosure.

2. Recipient agrees to maintain this disclosed information in confidence until such confidential information shall have been made public by an act of a party other than or unrelated to recipient, or until recipient receives such information from a third party without knowledge to recipient of any breach of confidence with disclosure, or until passage of five years from the date such disclosure is received, whichever shall first occur.

3. The parties hereto agree that, except for purposes of evaluation, neither party will directly nor indirectly disclose to any other person, firm, or corporation, or utilize the other's information, which is considered confidential hereunder, in its business without first obtaining written permission from the other party.

4. Upon request, the recipient agrees to promptly deliver to the discloser all materials obtained from or on behalf of the discloser in any way relating to the discloser's confidential information. Recipient, however, may retain a copy of such materials in its confidential files for record purposes only.

5. No right or license whatsoever, either expressed or implied, is granted to either party pursuant to this agreement under any patent, patent application, or other proprietary right now or hereafter owned or controlled by the other party.

                      AMENDMENT 1 TO COOPERATION AGREEMENT

                              EXECUTE JUNE 17, 1995


1. Article 4 of the existing Cooperation Agreement of June 17, 1994 between FiberCore and Royle granting each party the right to sales commissions for sale of products and/or services of the other party to joint ventures and unrelated parties is to be voided. Henceforth, none of the parties will be entitled to sales commissions from any other of the parties for the sale of equipment, fiber, preform, or services.

2. MEFC and FOI obligations precede this termination and settlement of commissions for these ventures will be negotiated by Ramsey and Aslami on behalf of Royle and FiberCore.

3. None of the parties, nor any related entities, shall be entitled to finders fees for bringing in potential joint venture partners.

4. As the preceding resolutions remove all financial incentives for any party to prefer on potential joint venture partner over another, the parties will consolidate and coordinate all joint venture negotiations in the fiber and fiber cable fields, and institute a thorough due diligence procedure for determining the most desirable partner(s) in each market.

5. Each party retains sole authority for negotiating prices, terms, and conditions of its own product and service offerings to any joint venture. Initial offerings by either party to a potential partner, whether in the form of a model business plan or draft agreement will be based on standard price quotations from the respective parties. It is the intent of the parties that each will directly participate in any formal negotiations for final terms of joint ventures.

6. Equity participation of any of the parties in any joint venture will be solely at the discretion of that party. Equity participation will be on real cash or cash equivalent basis. Cash equivalents are selling price discounts from market levels on products and services, or increases in the level of products or services without corresponding price increases. Each party will negotiate its own contribution to any joint venture with the other joint venture partners.

         --------------------------------   -------------------------------
         Mohd A. Aslami, President                   John C. Ramsey, President
         FiberCore, Inc.                             John Royle & Sons